FOR IMMEDIATE RELEASE:

NVIDIA Reports Financial Results for First Quarter Fiscal 2014

•	Revenue of $954.7 million

•	GAAP net income of $77.9 million, or $0.13 per diluted share. Non-GAAP net income of $113.8 million, or $0.18 per diluted share

•	Record GAAP and non-GAAP gross margins of 54.3 percent and 54.6 percent respectively
SANTA CLARA, Calif.-May 9, 2013-NVIDIA (NASDAQ: NVDA) today reported revenue for the first quarter of fiscal 2014, ended April 28, 2013, of $954.7 million, down 13.7 percent from $1.11 billion in the fourth quarter of fiscal 2013.
GAAP earnings per diluted share were $0.13, down 53.6 percent from $0.28 in the prior quarter. Non-GAAP earnings per diluted share were $0.18, down 48.6 percent from $0.35 in the prior quarter.
As previously announced, NVIDIA plans to return in excess of $1 billion this fiscal year to shareholders in the form of share repurchases and quarterly dividend payments. During the first quarter, NVIDIA returned $146.3 million to shareholders by repurchasing $100 million of shares, and paying $46.3 million of dividends, or $0.075 per share. As part of NVIDIA's capital return program, the company plans to continue its quarterly dividend program at $0.075 per share and to return additional cash of at least $750 million during fiscal 2014, largely through a structured share repurchase program.
“The success of Kepler-based GPUs within and beyond the PC helped drive another quarter of record margins,” said Jen-Hsun Huang, president and chief executive officer of NVIDIA.  “Kepler is capturing share among gamers, strengthening our workstation and supercomputing segments, and will fuel new growth opportunities for our GRID server graphics solutions. With Tegra 4 devices and Tegra 4i certification on the way, we're gearing up to return to growth in the second half.”

GAAP Quarterly Financial Comparison
(in millions except per share data)	Q1 FY14	Q4 FY13	Q1 FY13	Q/Q	Y/Y
Revenue	$954.7	$1,106.9	$924.9	down 13.7%	up 3.2%
Gross margin	54.3%	52.9%	50.1%	up 1.4 p.p.	up 4.2 p.p.
Operating expenses	$435.8	$402.0	$390.5	up 8.4%	up 11.6%
Net income	$77.9	$174.0	$60.4	down 55.2%	up 29.0%
Earnings per share	$0.13	$0.28	$0.10	down 53.6%	up 30.0%

Non-GAAP* Quarterly Financial Comparison
(in millions except per share data)	Q1 FY14	Q4 FY13	Q1 FY13	Q/Q	Y/Y
Revenue	$954.7	$1,106.9	$924.9	down 13.7%	up 3.2%
Gross margin	54.6%	53.2%	50.4%	up 1.4 p.p.	up 4.2 p.p.
Operating expenses	$396.2	$360.4	$348.0	up 9.9%	up 13.9%
Net income	$113.8	$214.9	$97.5	down 47.1%	up 16.7%
Earnings per share	$0.18	$0.35	$0.16	down 48.6%	up 12.5%

*Non-GAAP earnings excluded stock-based compensation, amortization of acquisition-related intangible assets, other acquisition-related costs, and the tax impact associated with such items.
NVIDIA's outlook for the second quarter of fiscal 2014 is as follows:

•	Revenue is expected to be $975 million, plus or minus two percent.

•	GAAP and non-GAAP gross margins are expected to be approximately flat relative to the prior quarter, at 54.3 percent and 54.6 percent, respectively.

•	GAAP operating expenses are expected to be approximately $448 million; non-GAAP operating expenses are expected to be approximately $408 million.

•
GAAP and non-GAAP tax rates for the second quarter and annual fiscal 2014 are both expected to be 16 percent, plus or minus one percent. This estimate excludes any discrete tax events that may occur during a quarter, which, if realized, may increase or decrease our actual effective tax rates in such quarter.

We estimate depreciation and amortization for the second quarter to be approximately $61 million to $63 million. Capital expenditures are expected to be in the range of $65 million to $75 million.
Diluted shares for the second quarter are expected to be approximately 590 million.

Among highlights of the first quarter of fiscal 2014, NVIDIA:

•	Announced its intention to return in excess of $1 billion to shareholders during fiscal 2014.

•	Introduced NVIDIA® GRID™ VCA™, the industry's first visual computing appliance -- enabling businesses to deliver ultra-fast GPU performance to any Windows, Linux or Mac client on their network.

•	Announced that NVIDIA GRID-based servers are now available from Dell, HP and IBM, and that NVIDIA GRID-enabled software is available from Citrix, Microsoft and VMware.

•	Introduced its first fully integrated 4G LTE mobile processor, NVIDIA® Tegra® 4i, which is three times faster yet half the size of its nearest competitor.

•	Introduced GeForce® GTX™ TITAN for gamers, with the DNA of the world's fastest supercomputer and powered by world's fastest GPU.

Dividend
NVIDIA will pay its next quarterly cash dividend of $0.075 cents per share on June 14, 2013, to all stockholders of record on May 23, 2013.

CFO Commentary and Earnings Presentation
Commentary on the quarter by Karen Burns, NVIDIA interim chief financial officer, and a presentation, are available at www.nvidia.com/ir.

Conference Call and Webcast Information
NVIDIA will conduct a conference call with analysts and investors to discuss its first quarter fiscal 2014 financial results and current financial prospects today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To listen to the call, please dial (706) 679 2572. A live webcast (listen-only mode) of the conference call will be accessible at the NVIDIA investor relations web site www.nvidia.com/ir and at www.streetevents.com. The webcast will be recorded and available for replay until the company's conference call to discuss its financial results for its second quarter fiscal 2014.

Non-GAAP Measures
To supplement NVIDIA's Condensed Consolidated Statements of Operations and Condensed Consolidated Balance Sheets presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income tax expense, non-GAAP net income, non-GAAP net income, or earnings, per share, and free cash flow. In order for NVIDIA's investors to be better able to compare its current results with those of previous periods, the company has shown a reconciliation of GAAP to non-GAAP financial measures. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation, amortization of acquisition-related intangible assets, other acquisition-related costs, and the associated tax impact of these items, where applicable. Free cash flow is calculated as GAAP net cash provided by operating activities less purchases of property and equipment and intangible assets. NVIDIA believes the presentation of its non-GAAP financial measures enhances the user's overall understanding of the company's historical financial performance. The presentation of the company's non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the company's financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

About NVIDIA

Since 1993, NVIDIA (NASDAQ: NVDA) has pioneered the art and science of visual computing. The company's technologies are transforming a world of displays into a world of interactive discovery - for everyone from gamers to scientists, and consumers to enterprise customers. More information at http://nvidianews.nvidia.com and http://blogs.nvidia.com.

Certain statements in this press release including, but not limited to statements as to: the company's dividend program and share repurchases; Kepler capturing share among gamers, strengthening the company's workstation and supercomputing segments, and fueling new growth opportunities for the company's GRID server graphics solutions;  Tegra 4 devices and Tegra 4i certification on the way; the company's return to growth in the second half; the benefits of NVIDIA GRID VCA and NVIDIA Tegra 4i; the company's financial outlook for the second quarter of fiscal 2014; and the company's tax rate for the second quarter and fiscal year 2014 are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: global economic conditions; our reliance on third parties to manufacture, assemble, package and test our products; the impact of technological development and competition; development of new products and technologies or enhancements to our existing product and technologies; market acceptance of our products or our partners' products;  design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems; as well as other factors detailed from time to time in the reports NVIDIA files with the Securities and Exchange Commission, or SEC, including its Form 10-K for the fiscal period ended January 27, 2013.  Copies of reports filed with the SEC are posted on the company's website and are available from NVIDIA without charge.  These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

© 2013 NVIDIA Corporation. All rights reserved. NVIDIA, the NVIDIA logo, GRID and Tegra are trademarks and/or registered trademarks of NVIDIA Corporation in the U.S. and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated. Features, pricing, availability, and specifications are subject to change without notice.

###

For further information, contact:

Rob Csongor	Robert Sherbin
Investor Relations	Corporate Communications
NVIDIA Corporation	NVIDIA Corporation
(408) 566-6373	(408) 566-5150
rcsongor@nvidia.com	rsherbin@nvidia.com

NVIDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 28,	April 29,
	2013	2012

Revenue	$954,739	$924,877
Cost of revenue	436,171	461,513
Gross profit	518,568	463,364
Operating expenses
Research and development	327,161	283,902
Sales, general and administrative	108,626	106,636
Total operating expenses	435,787	390,538
Operating income	82,781	72,826
Interest and other income, net	5,281	4,269
Income before income tax expense	88,062	77,095
Income tax expense	10,171	16,658
Net income	$77,891	$60,437

Basic net income per share	$0.13	$0.10
Diluted net income per share	$0.13	$0.10

Shares used in basic per share computation	616,872	615,780
Shares used in diluted per share computation	619,302	623,786

NVIDIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	April 28,	January 27,
	2013	2013
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$3,713,351	$3,727,883
Accounts receivable, net	346,998	454,252
Inventories	377,597	419,686
Prepaid expenses and other current assets	168,670	173,437
Total current assets	4,606,616	4,775,258

Property and equipment, net	588,023	576,144
Goodwill	641,030	641,030
Intangible assets, net	336,733	312,332
Other assets	107,125	107,481
Total assets	$6,279,527	$6,412,245

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$328,259	$356,428
Accrued liabilities and other current liabilities	597,318	619,795
Total current liabilities	925,577	976,223

Other long-term liabilities	511,433	589,321
Capital lease obligations, long term	18,333	18,998

Stockholders' equity	4,824,184	4,827,703
Total liabilities and stockholders' equity	$6,279,527	$6,412,245

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 28,	January 27,	April 29,
	2013	2013	2012

GAAP gross profit	$518,568	$585,602	$463,364
GAAP gross margin	54.3%	52.9%	50.1%
Stock-based compensation expense included in cost of revenue (A)	2,653	2,826	2,526
Non-GAAP gross profit	$521,221	$588,428	$465,890
Non-GAAP gross margin	54.6%	53.2%	50.4%

GAAP operating expenses	$435,787	$402,029	$390,538
Stock-based compensation expense included in operating expense (A)	(30,744)	(32,943)	(33,043)
Amortization of acquisition-related intangible assets	(3,915)	(4,325)	(4,342)
Other acquisition-related costs (B)	(4,946)	(4,373)	(5,171)
Non-GAAP operating expenses	$396,182	$360,388	$347,982

GAAP net income	$77,891	$173,973	$60,437
Total pre-tax impact of non-GAAP adjustments	42,258	44,467	45,082
Income tax impact of non-GAAP adjustments	(6,348)	(3,507)	(7,989)
Non-GAAP net income	$113,801	$214,933	$97,530

Diluted net income per share
GAAP	$0.13	$0.28	$0.10
Non-GAAP	$0.18	$0.35	$0.16

Shares used in diluted net income per share computation	619,302	622,018	623,786

Metrics:
GAAP net cash flow provided by operating activities	$175,650	$451,009	$(9,208)
Purchase of property and equipment and intangible assets	(65,667)	(47,758)	(28,923)
Free cash flow	$109,983	$403,251	$(38,131)

(A) Excludes stock-based compensation as follows:
	Three Months Ended
	April 28,	January 27,	April 29,
	2013	2013	2012
Cost of revenue	$2,653	$2,826	$2,526
Research and development	$21,935	$22,009	$21,207
Sales, general and administrative	$8,809	$10,934	$11,836

(B) Comprise of transaction costs and compensation charges related to acquisitions.

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

	Q2 FY2014 Outlook

GAAP gross margin	54.3%
Impact of stock-based compensation (A)	0.3%
Non-GAAP gross margin	54.6%

	Q2 FY2014 Outlook	FY2014 Outlook
	(In millions)
GAAP operating expenses	$448.0	$1,760.0
Stock-based compensation expense included in operating expense	(31.0)	(125.0)
Amortization of acquisition-related intangible assets	(4.0)	(17.0)
Other acquisition-related costs (B)	(5.0)	(18.0)
Non-GAAP operating expenses	$408.0	$1,600.0

(A) Represents $2.4 million of stock-based compensation expense included in cost of revenue.
(B) Comprise of transaction costs and compensation charges related to acquisitions.